UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

March 23, 2012

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 23, 2012, Xi’an TCH Energy Technology Co., Ltd  (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”), entered into a Working Capital Loan Agreement (the “Loan Agreement”) with Bank of Xi’an, South City Branch (the “Lender”), whereby the Lender agreed to loan RMB 30,000,000 (approximately $4,761,905) to Xi’an TCH for a term of one year from March, 2012 to March, 2013. (the “Loan”) The monthly interest rate of the Loan is 0.60133%. Xi’an TCH is required to make monthly interest payments on the 20th of each month during the term of the Loan Agreement. The Loan Agreement contains standard representations, warranties and covenants, and the Loan is guaranteed by Shaanxi Trust Re-guarantee Co., Ltd. and Mr. Guohua Ku, Chief Executive Officer and Chairman of the Board of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: March 28, 2012	/s/ David Chong
David Chong, Chief Financial Officer